EXHIBIT 1

UNDERWRITING AGREEMENT

Dated October 19, 2015

REPÚBLICA ORIENTAL DEL URUGUAY,

acting through the Ministry of Economy and Finance

AND

CITIGROUP GLOBAL MARKETS INC.

AND

HSBC SECURITIES (USA) INC.

AND

ITAU BBA USA SECURITIES, INC.

UNDERWRITING AGREEMENT
4.375% USD Bonds due 2027

EXHIBITS

Exhibit A=	Form of Opinion of Dr. Fernando Scelza, Counsel to the Ministry of Economy and Finance of the Republic of Uruguay

Exhibit B=	Form of Opinion of Cleary Gottlieb Steen & Hamilton LLP, special New York counsel for the Republic

Exhibit C=	Form of the Underwriters’ Blood Letter

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REPÚBLICA ORIENTAL DEL URUGUAY

4.375% USD Bonds due 2027

UNDERWRITING AGREEMENT

October 19, 2015

CITIGROUP GLOBAL MARKETS INC.

388 Greenwich Street

New York, New York 10013

United States of America

HSBC SECURITIES (USA) INC.
452 Fifth Avenue
New York, New York 10018
United States of America

ITAU BBA USA SECURITIES, INC.

767 5th Ave., 50th Fl.

New York, New York 10153

United States of America

Ladies and Gentlemen:

REPÚBLICA ORIENTAL DEL URUGUAY acting through the Ministry of Economy and Finance (the “Republic”) proposes to issue and sell to the underwriters named in Schedule II hereto (the “Underwriters”) U.S.$1,700,000,000 aggregate principal amount of its 4.375% USD Bonds due 2027 ( the “Securities”). The Securities will be issued pursuant to an Indenture, to be dated on or about October 27, 2015 (the “Indenture”), among the Republic and The Bank of New York Mellon as trustee (the “Trustee”). A form of the Indenture was filed on October 19, 2015. The Securities will be issued in the form of one or more registered global securities (the “Global Securities”) deposited with a custodian for, and registered in the name of a nominee of, The Depository Trust Company (“DTC”), in the authorized denominations specified in Schedule I hereto. For purposes of the laws of the Republic, this Agreement is intended to secure the agreement on the part of the Underwriters to disburse the purchase price, as specified in Schedule I hereto (the “Purchase Price”), to or for the account of the Republic against delivery of the Securities, subject to the terms and conditions set forth herein. Except where the context otherwise requires, terms not otherwise defined in this Agreement shall have the meanings specified in the Indenture or in the Securities.

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1.         Issue of Securities, Prospectus and Publicity

(a)           Agreement to Issue. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Republic agrees to issue and sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Republic, at the Purchase Price, subject to the adjustments referred to in Section 8(c) hereof, the aggregate principal amount of the Securities set forth in Schedule II hereto.

(b)           The Securities. At or prior to the Closing Date (as defined in Section 8(a) herein), the Securities will be issued in accordance with the terms of the Indenture and will be substantially in the form and contain such terms as set forth therein. This Agreement, the Indenture and the Securities are together referred to herein as the “Agreements.”

(c)           Publicity. Except as may be required by law and except as provided for in this Agreement, no announcement or other publicity relating to the Securities shall be made or issued directly or indirectly by or on behalf of any of the parties hereto without the prior approval of the Republic and the Underwriters.

2.         Stabilization

(a)           General. The Underwriters (or their respective affiliates), for their own account, may, to the extent permitted by applicable law, engage in transactions that stabilize, maintain or otherwise affect the price of the Securities, including, without limitation, over-allotting the offering, creating a short position and bidding for and purchasing Securities to cover such short positions, and bidding for and purchasing Securities to stabilize the price of the Securities. In doing so, the Underwriters shall act as principals and not as agents of the Republic, and any loss resulting from over-allotment or stabilization will be borne, and any profit arising from the same shall be retained, by the Underwriters. Such transactions may be effected on the Luxembourg Stock Exchange, in the over-the-counter market or otherwise. The Underwriters are not required to engage in these activities and may end these activities at any time.

(b)           Aggregate Principal Amount. Nothing in this Section 2 shall be construed as requiring the Republic to issue more than U.S.$1,700,000,000 aggregate principal amount of the Securities.

3.         Agreements by the Underwriters

(a)           Purchase of Securities. The Underwriters agree, severally and not jointly, to purchase the Securities at the Purchase Price on the Closing Date pursuant to the terms of this Agreement.

(b)           Restrictions. The Underwriters represent, warrant and agree, severally and not jointly, that they and each of their affiliates have complied and will comply with the terms set out in Schedule III hereto.

The Underwriters have not entered nor will enter into any contractual arrangement with respect to the distribution or delivery of the Securities, except with their affiliates or with the prior written consent of the Republic pursuant to the terms of this Agreement.

(c)           Sales Among Affiliates of the Underwriters. The Republic acknowledges and agrees that the Underwriters may sell to any of their affiliates Securities purchased by the Underwriters, and that any of such affiliates may sell to other such affiliates or to the Underwriters Securities purchased by such affiliates.

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4.         Listing

(a)           Application for Listing(s). The Republic confirms that it will make or cause to be made an application on its behalf for the Securities to be listed on each official list and/or securities exchange named in Schedule I hereto (each a “Stock Exchange”) on or prior to the Closing Date to the extent necessary to list the Securities thereon.

(b)           Supply of Information. The Republic agrees to deliver or cause to be delivered to each Stock Exchange copies of such documents as may be reasonably required for the purpose of obtaining such listing.

5.         Representations and Warranties of the Republic

The Republic represents and warrants to the Underwriters as follows:

(a)           Registration Statement.

(i)       The Republic meets the requirements for use of Schedule B under the Securities Act of 1933, as amended (the “Securities Act”). The Republic has filed with the Securities and Exchange Commission (the “Commission”) a registration statement under Schedule B No. 333-189896 covering the registration of the Securities under the Securities Act and including the related base prospectus filed on October 19, 2015, pursuant to Rule 424(b)(3) (the “Base Prospectus”). Such registration statement has become effective, as amended as of the date and time of this Agreement (the “Execution Time”). Such registration statement, as amended as of the Execution Time, together with the Base Prospectus constituting a part thereof, any prospectus supplement relating to the Securities and all documents incorporated by reference thereto, meets the requirements set forth in Release No. 33-6424 (the “Release”) and Schedule B under the Securities Act. The Republic has filed a preliminary prospectus supplement with the Commission pursuant to Rule 424(b) under the Securities Act, which has been furnished to the Underwriters (the “Preliminary Prospectus Supplement”), and proposes to file with the Commission, pursuant to Rule 424(b) under the Securities Act, a supplement to the Base Prospectus (the “Prospectus Supplement”) relating to the Securities and the plan of distribution thereof and has previously advised you of all other information (financial, statistical and other), if any, with respect to the Republic to be set forth therein. Such registration statement (including the Base Prospectus and any documents incorporated by reference in such registration statement), as amended as of the Execution Time, including the exhibits thereto and all documents incorporated by reference in the Base Prospectus contained therein, if any, at the date and time it became effective (the “Effective Time”), is hereinafter referred to as the “Registration Statement.”

The Base Prospectus together with the Prospectus Supplement in the form in which it shall be first filed with the Commission pursuant to Rule 424(b) after the Execution Time is hereinafter referred to as the “Final Prospectus;” and any reference to any amendment or supplement to the Final Prospectus or the Base Prospectus shall be deemed to refer to and include any annual reports on Form 18-K and any amendments to such Form 18-K on Form 18-K/A (including all exhibits thereto) (collectively, a “Form 18-K”) filed after the Execution Time, under the United States Securities Exchange Act of 1934 (the “Exchange Act”) and incorporated by reference in the Final Prospectus.

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(ii)      Prior to the termination of the offering of the Securities, the Republic will not file any amendment to the Registration Statement or supplement to the Final Prospectus which shall not have previously been furnished to the Underwriters or of which the Underwriters shall not previously have been advised or to which the Underwriters shall have reasonably objected in writing and which has not been approved by the Underwriters after consultation with their counsel.

(iii)     At the Effective Time, the Registration Statement and any amendment thereof did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date, the Final Prospectus and any amendment or supplement thereto will, comply in all material respects with the provisions of the Securities Act and the rules and regulations of the Commission thereunder, including the Release and Schedule B. Neither the Registration Statement, as amended at the Effective Time and at the Execution Time, nor the Final Prospectus, as amended or supplemented as of any such time, on the date of any filing pursuant to Rule 424(b) and on the Closing Date, contains or will contain an untrue statement of a material fact or omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein (with respect to the Final Prospectus as amended or supplemented as of any such time, in the light of the circumstances under which they were made) not misleading; provided that the Republic makes no representations or warranties with respect to any statements or omissions contained in the Registration Statement or the Final Prospectus made in reliance upon and in conformity with the information furnished in writing to the Republic by the Underwriters, expressly for use in the Registration Statement or the Final Prospectus.

(iv)     The Disclosure Package (as defined herein), at the date and time of the first sale of the Securities to the public, which was 4:55 p.m. New York City Time on the date of this Agreement (the “Initial Sale Time”), when taken as a whole, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Republic by any Underwriter specifically for use therein. The (i) Base Prospectus, as amended and supplemented as of the Execution Time, (ii) Preliminary Prospectus Supplement, (iii) issuer free writing prospectus, as defined in Rule 433 under the Securities Act (an “Issuer Free Writing Prospectus”), identified in Schedule IV hereto and (iv) any other free writing prospectus as defined in Rule 405 under the Securities Act (each a “Free Writing Prospectus”) that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package, are collectively referred to as the “Disclosure Package.”

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(v)      The documents, if any, incorporated by reference in the Disclosure Package and the Final Prospectus, when they became effective or were filed with the Commission, as the case may be (or, if any amendment with respect to any such document was filed, when such amendment was filed), complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Disclosure Package and the Final Prospectus or any further amendment or supplement thereto when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that the Republic makes no representations or warranties with respect to any statements or omissions contained in the Disclosure Package or the Final Prospectus made in reliance upon and in conformity with information furnished in writing to the Republic by the Underwriters, expressly for use in the Disclosure Package or the Final Prospectus.

(b)           Power and Authority. The Republic has full power and authority to execute and deliver each of this Agreement and the Securities and all other documents and instruments to be executed and delivered by the Republic hereunder and thereunder, to incur the obligations to be incurred by it as provided herein or therein, to perform and observe the provisions hereof and thereof on its part to be performed or observed and to issue and sell the Securities and to perform the terms thereof.

(c)            Authorization. The issuance and sale of the Securities and the execution and delivery of this Agreement and the Securities by the Republic and all other documents to be executed and delivered by the Republic thereunder and the performance of its obligations thereunder have been duly authorized by the Republic.

(d)           Validity of Agreements. Each of this Agreement and the Indenture has been duly executed and delivered on behalf of the Republic and constitutes a valid and binding obligation of the Republic, enforceable against the Republic in accordance with its terms.

(e)            Validity of Securities. The Securities have been duly and validly authorized and, when duly executed and authenticated in accordance with the terms of the Indenture and delivered and paid for in accordance with this Agreement, will be valid and binding obligations of the Republic entitled to the benefits of the Indenture.

(f)            Consents. No consent, approval, authorization, order, registration or qualification of or with any court, government or governmental agency or body or any third party is required to be taken, fulfilled, performed or obtained in Uruguay or elsewhere (including, without limitation, the obtaining of any consent, approval or license or the making of any filing or registration) for the execution and delivery of the Agreements by the Republic, or for the issue, sale, delivery and performance of the Securities as contemplated herein and in the Registration Statement, the consummation of the other transactions contemplated by the Agreements and the compliance by the Republic with the terms of the Agreements, as the case may be, or for the validity or enforceability of the Agreements, against the Republic, except Decree No. 280/015, dated October 16, 2015 (the “Decree”) of the Executive Power of the Republic and the resolution dated October 19, 2015 of the Ministry of Economy and Finance of the Republic approving the terms of the Securities and the execution and delivery of this Agreement and the Securities by the Republic and all other documents to be executed and delivered by the Republic thereunder (the “Ministry of Economy and Finance Resolution”) which have been duly obtained are in full force and effect on the date hereof and will be in full force and effect on the Closing Date.

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(g)           Compliance. The execution, delivery and performance of this Agreement and the Indenture, the issuance, sale and delivery of the Securities, and the consummation of the other transactions contemplated by the Agreements and the Securities (and compliance with the terms hereof and thereof) do not in any material respect (i) conflict with or result in a breach of any constitutional provision, any provision of any treaty, convention, statute, law, regulation, decree, judgment, order of any government, governmental body or court, domestic or foreign court order or similar authority binding upon the Republic, (ii) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any material fiscal agency agreement, trust deed, mortgage or other agreement to which the Republic or any National Governmental Agency is a party or by which any of them or any of their respective properties or assets is bound or (iii) result in the creation of any lien or encumbrance upon such properties or assets. As used herein, the term “National Governmental Agency” means any entity subject to Chapter I of Section XI of the Constitution of the Republic.

(h)           Event of Default. No event has occurred and is continuing and no circumstance has arisen which, had the Securities already been issued, would (with the giving of notice and/or the passage of time) constitute an Event of Default under the Securities.

(i)             Litigation. Other than as described or contemplated in the Registration Statement, the Disclosure Package or the Final Prospectus, there are no pending or, to the best knowledge of the Republic after due inquiry, threatened actions or proceedings (foreign or domestic) against or affecting the Republic or any National Governmental Agency which, if determined adversely to the Republic or any such National Governmental Agency, would individually or in the aggregate have a materially adverse effect on the financial condition or revenues and expenditures of the Republic or would materially adversely affect the ability of the Republic to perform its obligations under the Agreements, or which are otherwise material in the context of the issue of the Securities.

(j)             Taxes and Filing of Documents. There is no tax, duty, levy, impost, deduction, governmental charge or withholding imposed by the Republic or any political subdivision or taxing authority thereof or therein by virtue of the execution, delivery, performance or enforcement of the Agreements (except for court fees and taxes incurred in connection with enforcement proceedings) or to ensure the legality, enforceability, validity or admissibility into evidence of the Agreements or of any other document to be furnished thereunder, and it is not necessary that the Agreements be submitted to, filed or recorded with any court or other authority in the Republic to ensure such legality, validity, enforceability or admissibility into evidence (except for court fees and taxes incurred in connection with enforcement proceedings).

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(k)            Republic’s Obligations. When duly issued and authenticated, the Securities are the direct, general, unconditional and unsubordinated Foreign Debt (as defined in the Terms and Conditions of the Securities) of the Republic for which the full faith and credit of the Republic will have been pledged; when issued, the Securities will rank without any preference among themselves and equally with all other unsubordinated Foreign Debt of the Republic. It is understood that this provision shall not be construed so as to require the Republic to make payments under the Securities ratably with payments being made under any other external indebtedness.

(l)             Private Action. The execution, delivery and performance of this Agreement, the Indenture and the other documents referred to therein, and the issuance and sale of the Securities and the performance of the terms thereof by the Republic, constitute private and commercial acts rather than public or governmental acts. Under the laws of the Republic, except as described in the Registration Statement, the Disclosure Package or the Final Prospectus, neither the Republic nor any of its property has any immunity (i) from jurisdiction of any court, (ii) from set-off or any legal process in the courts of the Republic other than attachment prior to judgment and attachment in aid of execution or (iii) from set-off or any legal process in any court other than a court of the Republic (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise). The waiver of immunity by the Republic contained in Section 17 hereof, Section 9.7 of the Indenture and Paragraph 15(d) of the Terms and Conditions of the Securities and the indemnification and contribution provisions contained in Section 9 hereof do not conflict with Uruguayan law or public policy.

(m)           IMF. The Republic is a member of the International Monetary Fund (the “IMF”).

(n)            Enforcement of Agreements. After being translated into Spanish by an official translator, this Agreement, the Indenture and the Securities, upon the due execution, issuance and delivery thereof, will be in proper legal form under the laws of the Republic for the enforcement thereof in the Republic against the Republic.

(o)            Additional Amounts. Under currently existing law, all payments made in respect of the Securities will be free and exempt from any and all taxes, duties or other governmental charges of whatever nature of the Republic, except to the extent that such Securities or payments will be held or received by persons who are subject to tax for reasons other than the mere holding of such Securities or receiving payments thereon, all payments on the Securities will be made by the Republic without withholding or deduction for or on account of any and all taxes, duties, assessments or other governmental charges of whatever nature imposed by the Republic or any political subdivision or taxing authority thereof or therein having power to tax, unless the Republic is compelled by law to deduct or withhold such taxes, duties, assessments or other governmental charges, and, in such event, the Republic shall pay Additional Amounts (as defined in the Indenture) to the extent provided in the Securities; and the Underwriters are not subject to any taxes, duties or other charges imposed by the Republic or by any political subdivision or taxing authority thereof or therein with respect to payments received by the Underwriters hereunder solely by reason of entering into this Agreement or receiving payments hereunder.

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(p)           Licenses, Consents and Residence. It is not necessary under the laws of the Republic that the Underwriters be licensed, qualified or entitled to carry on business in the Republic by reason of the execution, delivery, performance or enforcement of any of the Agreements and the Underwriters will not be deemed resident, domiciled, to be carrying on business or subject to taxation in the Republic solely by reason of the execution, delivery, performance outside the Republic or enforcement of the Agreements.

(q)           Sanctions. The Republic will not, directly or indirectly, use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any persons, (i) to fund any activities of or business with any person that, at the time of such funding, is the subject of any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of Commerce, the U.S. Department of State, the United Nations Security Council, the European Union or Her Majesty’s Treasury (collectively, “Sanctions”), or is in any country or territory, that, at the time of such funding, is the subject of Sanctions, or (ii) in any other manner, in each case, as would that will result in a violation by any person (including any person participating in the offering, whether as underwriter, advisor, investor or otherwise) of Sanctions.

6.         (A) Covenants of the Republic

The Republic agrees with the Underwriters as follows:

(a)            Representations and Warranties. The Republic acting through the Debt Management Unit of the Ministry of Economy and Finance will notify the Underwriters promptly if at any time prior to payment of the Purchase Price to the Republic on the Closing Date anything occurs which renders or may render untrue or incorrect in any material respect any of the representations and warranties contained in Section 5 hereof and will forthwith take such steps as the Underwriters may reasonably require to remedy and/or publicize the fact.

(b)           Filing and Delivery of Prospectus Supplement. Promptly after the execution and delivery of this Agreement, the Republic will file the Prospectus Supplement with the Commission pursuant to Rule 424(b) of the Securities Act, setting forth, among other things, the necessary information with respect to the terms of the offering of the Securities. The Republic will promptly deliver to the Underwriters (through their counsel) copies of all amendments to the Registration Statement hereafter made (including any Form 18-K and amendment thereto), which relate to the Securities (in each case including all exhibits filed therewith and all documents incorporated by reference therein not previously furnished to the Underwriters), including signed copies of each consent and certificate included therein or filed as an exhibit thereto, and will deliver to the Underwriters as many unsigned copies of the foregoing (excluding the exhibits) as the Underwriters may reasonably request. The Republic will also send to the Underwriters, as soon as practicable after the date of this Agreement and thereafter promptly from time to time, as many copies of the Final Prospectus (or any amendment or supplement thereto) as the Underwriters or dealers may reasonably request for the purposes required by the Securities Act; provided, that the Republic will print and distribute such copies to the Underwriters at the Underwriters’ expense pursuant to Section 12 hereof.

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(c)            Delivery of Amendments and Supplements. During such period (not exceeding 90 days) after the commencement of the offering of the Securities as the Underwriters may be required by law to deliver a prospectus, if any event relating to or affecting the Republic, or of which the Republic shall be advised in writing by the Underwriters, shall occur, which in the Republic’s opinion should be set forth in a supplement to or an amendment of the Final Prospectus in order to make the statements set forth in the Final Prospectus, in the light of the circumstances under which they were made, not misleading, or if it is necessary to amend the Final Prospectus to comply with the Securities Act, the Republic will forthwith at its expense prepare and furnish to the Underwriters and the dealers named by the Underwriters a reasonable number of copies of a supplement or supplements or an amendment or amendments to the Final Prospectus which will supplement or amend the Final Prospectus so that as supplemented or amended it will comply with the Securities Act and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In case the Underwriters or any dealer are required to deliver a prospectus after the expiration of 90 days after the commencement of the offering of the Securities, the Republic, upon the request of the Underwriters or dealer, will furnish to the Underwriters or dealer at the expense of the Underwriters, a reasonable quantity of a supplemented or amended Final Prospectus, or supplements or amendments to the Final Prospectus, complying with Section 10(a) of the Securities Act.

(d)           The Republic will use its best efforts to promptly do and perform all things to be done and performed by it hereunder prior to the Closing Date and to satisfy all conditions precedent to the delivery by it of the Securities.

(e)           The Republic will advise the Underwriters promptly of the filing of the Prospectus Supplement pursuant to Rule 424(b) of the Securities Act and of any amendment or supplement to the Final Prospectus, the Registration Statement, or the Disclosure Package, or of official notice of institution of proceeding for, or the entry of, a stop order suspending the effectiveness of the Registration Statement and, if such a stop order should be entered, the Republic will use its best efforts to obtain the prompt removal thereof.

(f)            The Republic will use its best efforts to qualify the Securities for offer and sale under the Blue Sky or legal investment laws of such jurisdictions in the United States as the Underwriters may reasonably designate and under the legal investment laws of such jurisdictions outside the United States as the Republic and the Underwriters may agree upon, and the Republic will file and make in each year such statements or reports as are or may be reasonably required by the laws of such jurisdictions inside or outside the United States; provided, however, that the Republic shall not be required to (i) qualify as a foreign corporation or dealer in securities, or to file any general consents to service of process under the laws of any jurisdiction other than as set forth in this Agreement and the Indenture (ii) apply or obtain any approval other than the application for listing referred to in Section 7(c) below; or (iii) assist with any other notification of approval other than notifications, if any, of any approval of the Luxembourg Stock Exchange to other authorities within the European Economic Area in accordance with the terms of the Prospectus Directive (Directive 2003/71/EC and amendments thereto, including the 2010 Prospective Directive Amending Directive (Directive 2010/73/EU)) to permit the offering and sale of the Securities in certain jurisdictions in the European Economic Area. The Republic and the Underwriters acknowledge and agree that the Underwriters may offer the Securities in the jurisdictions specified in Schedule III hereto, subject to compliance with the restrictions specified in Schedule III hereto.

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6.         (B) Covenants of the Underwriters

In connection with this offering, each Underwriter, severally and jointly, represents and covenants with the Republic that, unless such Underwriter has obtained or will obtain, as the case may be, the prior written consent of the Republic, such Underwriter has not and will not use any Issuer Free Writing Prospectuses or any free writing prospectus required to be filed by the Republic with the Commission or retained by the Republic under Rule 433 under the Securities Act; provided, that the prior written consent of the Republic shall be deemed to have been given in respect of the Issuer Free Writing Prospectus included in Schedule IV hereto.

7.         Conditions Precedent

The obligations of the Underwriters hereunder and the right of the Republic to receive payment for the Securities from the Underwriters are subject to the accuracy, on the date hereof and on the Closing Date, of the representations and warranties of the Republic contained herein, to the performance by the Republic of its obligations hereunder required to be performed on or before the Closing Date, and to each of the following additional conditions precedent:

(a)            No Stop Orders, Etc. The Registration Statement shall have been declared effective and no stop order suspending the effectiveness of the Registration Statement shall be in effect on the Closing Date and no proceedings for that purpose shall be pending before, or threatened by, the Commission on the Closing Date, and the Underwriters shall have received, prior to payment for the Securities, a certificate dated the Closing Date and signed by a duly authorized officer of the Republic to the effect that no such stop order is in effect and that no proceeding for such purpose is pending before or, to the knowledge of the Republic, threatened by the Commission.

Any request of the Commission for additional information shall have been complied with to the reasonable satisfaction of the Underwriters, and the Final Prospectus shall have been filed pursuant to the applicable provisions of Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 6(b) of this Agreement.

(b)            Other Agreements. On or before the Closing Date, any other agreements necessary for the consummation of the transactions contemplated hereby and thereby shall have been executed and delivered by the respective parties thereto, all in a form and substance satisfactory to the Underwriters.

(c)            Listing. Application shall have been made to have the LuxSE Document approved by the Luxembourg Stock Exchange and admit the Securities to trading on the Euro MTF Market of the Luxembourg Stock Exchange.

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(d)           DTC. The Securities shall be deposited with a custodian of, and registered in the name of a nominee of, DTC on or prior to the Closing Date.

(e)           Legal Opinions. On or prior to the Closing Date, there shall have been delivered to the Underwriters legal opinions, dated the Closing Date, of:

(i)       Dr. Fernando Scelza, counsel to the Ministry of Economy and Finance of the Republic, substantially in the form of Exhibit A hereto;

(ii)      Guyer & Regules, special Uruguayan counsel to the Underwriters, in form and substance satisfactory to the Underwriters;

(iii)     Cleary Gottlieb Steen & Hamilton LLP, special New York counsel to the Republic, substantially in the form of Exhibit B hereto; and

(iv)     Shearman & Sterling LLP, special New York counsel to the Underwriters, in form and substance satisfactory to the Underwriters.

In giving its opinion, Shearman & Sterling LLP may rely upon the opinion of Guyer & Regules with respect to matters governed by the laws of Uruguay.

(f)            Resolution and Prior Approvals. On or prior to the Closing Date, there shall have been delivered to the Underwriters (i) certified copies of the Decree and the Ministry of Economy and Finance Resolution, together with certified English translations thereof and (ii) certified copies, together with certified English translations thereof, of all approvals, authorizations, consents and orders required for the issuance and sale of the Securities, the execution of this Agreement and the Indenture and Decree and the Ministry of Economy and Finance Resolution, and all such approvals, authorizations, consents and orders shall be in full force and effect on the Closing Date.

(g)           Compliance. At the Closing Date, (i) there will have been, in the Underwriters’ reasonable judgment, no material adverse change, or any development involving a prospective material adverse change, in the (national or international) monetary, financial, economic or political condition of the Republic, other than as set forth in the Final Prospectus on the date of its issuance, that would materially impair the investment quality of the Securities; (ii) the representations and warranties of the Republic herein shall be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date; and (iii) there will have been delivered to the Underwriters certificates of duly authorized officials of the Republic, dated the Closing Date, to such effect as set forth in this Section 7(g), as applicable.

(h)           Certificates. On or prior to the Closing Date, there shall have been delivered to the Underwriters in form and substance satisfactory to the Underwriters, certificates of duly authorized officials of the Republic as to the authority, incumbency and specimen signatures of the persons who have executed or will execute this Agreement, the Indenture and the Securities and the other instruments and documents to be executed and delivered hereunder and thereunder by the Republic.

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(i)             Other Documents. On or prior to the Closing Date, counsel for the Underwriters shall have been furnished with such other documents, opinions and certificates as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained.

(j)             Cash Tender Offer. The Republic shall have satisfied the conditions set forth in Section 9(b) and (g) and Section 9(j)(i) of the dealer manager agreement dated as of the date hereof between the Republic and each of you as of the Settlement Date (as defined therein).

(k)            Waiver. The Underwriters may waive, at their sole discretion and upon such terms as they deem appropriate, any of the conditions set forth above.

8.         Closing

(a)            Issue of Securities. Not later than 10:00 a.m. New York City time on October 27, 2015, or such other time as may be agreed upon between the Underwriters and the Republic (the “Closing Date”), the Republic will issue and deliver one or more duly executed and authenticated Global Securities in an aggregate principal amount of U.S.$1,700,000,000. The Underwriters shall instruct DTC as to the allocation of interests in the Global Securities among the accounts of DTC participants.

(b)           Payment. Against such delivery, the Underwriters shall pay to the Republic in same-day funds the Purchase Price for the Securities, less the amounts referred to in Section 8(c) below, on the Closing Date in U.S. dollars to such account as shall be notified by the Republic to the Underwriters not later than three days prior to the Closing Date.

(c)           Commission. The Republic agrees to pay to the Underwriters a combined management and underwriting commission of 0.095% of the aggregate principal amount of the Securities in U.S. dollars. Such commission shall be deducted from the Purchase Price for the Securities as provided in Section 8(b), free and clear of any taxes, duties, governmental charges, levies, deductions or withholdings of any nature imposed by the Republic or any political subdivision or taxing authority thereof or therein, unless such withholding or deduction is required by law, in which event the Republic shall pay such additional amounts as shall result in the receipt by the recipients of such amounts as would have been received by them had no such deduction or withholding been required.

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9.         Indemnification and Contribution

(a)            Issuer’s Indemnity. The Republic agrees that it will indemnify and hold harmless each of the Underwriters and each of their affiliates, and individually each of their respective directors, officers, employees and controlling persons from and against any and all losses, liabilities, costs, claims, actions, demands, damages, expenses (including reasonable attorneys’ fees and expenses) which any of them may incur or which may be made against any of them, insofar as such losses, liabilities, costs, claims, actions, demands, damages or expenses are caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, in the Disclosure Package, in the Final Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Republic will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Republic by or on behalf of the Underwriters specifically for inclusion therein as set forth in the letter attached hereto in Exhibit C; and provided further, that the Republic has complied with its obligations to deliver the Final Prospectus (or any amendment thereof or supplement thereto) under Section 6(A)(b) hereof. This indemnity agreement will be in addition to any liability which the Republic may otherwise have.

(b)           Underwriters’ Indemnity. Each of the Underwriters agrees, severally and not jointly, to indemnify and hold harmless the Republic and its officials, including its authorized representative in the United States who signs the Registration Statement, against any and all losses, liabilities, claims, damages and expenses (including reasonable attorneys’ fees and expenses) to which any of them may become subject, insofar as such losses, liabilities, costs, claims, actions, demands, damages or expenses are caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, in the Disclosure Package, in the Final Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon or in conformity with written information furnished to the Republic by or on behalf of the Underwriters specifically for use in the preparation of the documents as set forth in the letter attached hereto as Exhibit C, and agrees to reimburse the Republic, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Underwriters may otherwise have.

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(c)            Notification. If any action, proceeding (including any governmental investigation), claim or demand shall be brought or asserted against an indemnified party in respect of which indemnity is to be sought against the indemnifying party under this Section 9, the indemnified party shall promptly notify the indemnifying party in writing and the indemnifying party, upon request of such indemnified party, shall retain counsel reasonably satisfactory to such indemnified party to represent such indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In such proceeding, the indemnified party shall have the right to retain counsel of its own choice to represent it in connection with such action, claim or demand, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and indemnified party shall have mutually agreed to the contrary, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party or, (iii) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. With respect to any indemnification claim under Section 9(a) hereof, any such firm shall be designated in writing by the Underwriters. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (such consent not to be unreasonably withheld), but if settled with such consent or if there shall be a final judgment for the plaintiff, the indemnifying party agrees to indemnify any indemnified party from and against any loss or liability by reason of such settlement or judgment. The indemnifying party shall not, without the written consent (such consent not to be unreasonably withheld) of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability or claims that are the subject matter of such proceeding.

(d)           Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 9 is for any reason held by a court to be unavailable in accordance with its terms, the Republic, on one hand, and the Underwriters, on the other hand, shall contribute to the aggregate losses, liabilities, costs, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Republic, on one hand, and the Underwriters, on the other hand, in such proportions so that the Underwriters are responsible for that portion represented by the percentage that the amount referred to in Section 8(c) hereof bears to the initial public offering price of the Securities, and the Republic is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the foregoing, the Underwriters shall not be required to contribute any amount in excess of the amount paid to the Underwriters pursuant to Section 8(c) hereof. The Underwriters’ contribution obligations are several in proportion to their respective obligations as reflected Schedule II, and not joint. For purposes of this Section 9(d), each director, officer, employee and controlling person of the Underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Underwriters and each official of the Republic who signs the Registration Statement shall have the same rights to contribution as the Republic. Any party entitled to contribution shall, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have other than under this paragraph (d).

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10.       Default of Underwriters

If any of the Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter hereunder and such failure to purchase shall constitute a default in the performance of its obligations under this Agreement, the remaining Underwriter(s) shall be obligated to take up and pay for the Securities which the defaulting Underwriter(s) agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter(s) agreed but failed to purchase shall exceed 30% of the aggregate principal amount of Securities set forth in Schedule II hereto, the remaining Underwriter(s) shall have the right to purchase all (but not less than all), but shall not be under any obligation to purchase any, of the Securities, and if such non-defaulting Underwriter(s) does not purchase all the Securities, this Agreement will terminate without liability to any non-defaulting Underwriter or the Republic. In the event of any such default that does not result in a termination of this Agreement, either the Underwriters or the Republic shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Final Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter pursuant to this Section 10.

11.       Underwriters Not Fiduciaries.

The Republic acknowledges and agrees that:

(a)            the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Republic, on the one hand, and the Underwriters, on the other;

(b)            in connection therewith and with the process leading to such transaction the Underwriters are acting solely as a principal and not the agent or fiduciary of the Republic;

(c)            the Underwriters have not assumed an advisory or fiduciary responsibility in favor of the Republic with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriters have advised or are currently advising the Republic on other matters) or any other obligation to the Republic except the obligations expressly set forth in this Agreement; and

(d)            the Republic has consulted its own advisors to the extent it deemed appropriate.

To the fullest extent permitted by law, the Republic agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Republic, in connection with such transaction or the process leading thereto.

12.       Expenses

Subject to Section 9 hereof, the Republic agrees to pay (a) the fees and expenses of Uruguayan and United States counsel to the Republic in connection with the issuance of the Securities in connection with the preparation and filing of the Prospectus Supplement and the Disclosure Package, (b) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel for such parties), (c) the fees and costs incurred in connection with obtaining ratings of the Securities from rating agencies and (d) its out-of-pocket expenses. The Underwriters agree to pay all other expenses, including, without limitation, (a) the costs of filing the Prospectus Supplement and the Disclosure Package on EDGAR, (b) the costs of printing the Prospectus Supplement and the Disclosure Package, (c) the costs of distributing the Prospectus Supplement and the Disclosure Package, (d) the fees and expenses of Uruguayan and United States counsel to the Underwriters in connection with the issuance of the Securities, (e) all listing fees incurred in connection with the clearance of the Securities for book-entry transfer through DTC, (f) the listing and filing fees and similar expenses incurred in listing the Securities on each Stock Exchange including the fees paid to qualify the Securities with the Luxembourg Stock Exchange and for listing on the Euro MTF Market of the Luxembourg Stock Exchange, (g) the costs of tombstones, if any, (h) their out-of-pocket expenses, including any expenses associated with the due diligence review conducted by the Underwriters, and (i) the costs and expenses relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities.

15

13.       Termination

(a)            The Underwriters’ Ability to Terminate. Despite anything contained in this Agreement, the Underwriters may, by notice to the Republic (attention: Debt Management Unit of the Ministry of Economy and Finance) given at any time prior to payment of the net subscription moneys for the Securities to the Republic (but, in the case of Section 13(a)(iii) and/or (v) hereof, only after consultation with the Republic), terminate this Agreement in any of the following circumstances:

(i)       there shall have come to the notice of the Underwriters any breach of, or any event rendering untrue or incorrect in any material respect, any of the representations and warranties contained in Section 5 hereof or any failure to perform in any material respect any of the Republic’s undertakings or agreements in this Agreement; or

(ii)      any of the conditions specified in Section 7 hereof has not been satisfied or waived by the Underwriters and cannot be satisfied on or before the Closing Date; or

(iii)     in the opinion of the Underwriters, there shall have been such a change in Uruguayan, United States or international financial, political or economic conditions as would in the Underwriters’ reasonable judgment be likely to prejudice materially the success of the offering and distribution of the Securities; or

(iv)    on the Closing Date, the Republic shall fail to tender the Securities for delivery; or

(v)     trading in securities generally on the NYSE or of the debt securities of the Republic in the United States shall have been suspended or materially limited or a major disruption has occurred in the settlement or clearance of debt securities services in the United States and such event shall continue until at least the Business Day preceding the Closing Date, or a banking moratorium has been declared by either Federal or New York state or Uruguayan authorities and any such event shall make it impractical to proceed with the closing.

16

(b)           Consequences of Termination. Upon such notice being given, this Agreement shall terminate and be of no further effect and no party hereto shall be under any liability to any other in respect of this Agreement, except for the liability of the parties in relation to expenses as provided in Section 12 hereof, any liability arising before or in relation to such termination and the respective obligations of the parties pursuant to Section 14 hereof which would have continued had the arrangements for the subscription and issue of the Securities been completed.

14.       Survival of Representations and Obligations

The indemnity agreement set forth in Section 9 hereof, the obligations of the Republic under Section 12 hereof and the representations and warranties set forth in this Agreement shall continue in full force and effect despite completion of the arrangements for the sale and issuance of the Securities or any investigation made by or on behalf of the Underwriters or the Republic.

15.       Notices

Any communication shall be given in writing and shall be delivered or telexed or sent by facsimile transmission, in the case of notices to the Republic, to it at:

República Oriental del Uruguay
c/o Debt Management Unit,
Ministry of Economy and Finance
Colonia 1089 – Third Floor
111000 Montevideo
República Oriental del Uruguay
Fax No: +598-2-1712-2688
Attention: Debt Management Unit

and in the case of notices from the Republic, to the Underwriters at:

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

United States of America

Fax No: +1-646-291-1469

Attention: General Counsel

HSBC Securities (USA) Inc.
452 Fifth Avenue
New York, New York 10018
United States of America
Fax No: +1-212-525-0238
Attention: Transaction Management Group

Itau BBA USA Securities, Inc.

767 5th Ave., 50th Fl.

New York, New York 10153

United States of America

Fax No: +1-212-207-9076

Attention: Debt Capital Markets

17

Any such communication shall take effect, in the case of a letter, at the time of delivery, or in the case of telex or facsimile transmission, at the time of dispatch.

16.       Governing Law and Jurisdiction

(a)            Governing Law. This Agreement is governed by, and shall be construed in accordance with, the law of the State of New York.

(b)            Jurisdiction. The Republic hereby irrevocably submits to the jurisdiction of any New York state or federal court sitting in the Borough of Manhattan, the City of New York, and any appellate court, in any action or proceeding arising out of or relating to this Agreement, the Securities, the Disclosure Package or the Final Prospectus, and the Republic hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York state or federal court. The Republic hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding and any right of jurisdiction in such action or proceeding on account of the place of residence or domicile of the Republic. The Republic hereby irrevocably appoints CT Corporation System (the “Process Agent”), with an office on the date hereof at 111 Eighth Avenue, New York, New York 10011, United States of America, as its agent to receive on behalf of itself and its property service of copies of the summons and complaint and any other process which may be served in any such action or proceeding, except actions arising out of U.S. federal or state securities laws, brought in such New York state or federal court sitting in the Borough of Manhattan, the City of New York. Such service may be made by mailing or delivering a copy of such process to the Republic in care of the Process Agent at the address specified above for the Process Agent, and the Republic hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. As an alternative method of service, the Republic also irrevocably consents to the service of any and all process in any such action or proceeding in such New York state or federal court sitting in the Borough of Manhattan, the City of New York by the mailing of copies of such process to itself at its address specified in Section 15 hereof.

(c)            Nothing in this Section 16 shall affect the right of the Underwriters to serve legal process in any other manner permitted by law or affect the right of the Underwriters to bring any action or proceeding against the Republic or its property in the courts of other jurisdictions.

17.       Waiver of Sovereign Immunity

(a)            To the extent that the Republic has or hereafter may acquire or have attributed to it any immunity under any law (other than the laws of the Republic) from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Republic hereby irrevocably waives such immunity in respect of its obligations under this Agreement, the Securities, the Disclosure Package or the Final Prospectus. To the extent that the Republic has or hereafter may have any immunity under the laws of the Republic (i) from jurisdiction of any court, (ii) from any legal process in the courts of the Republic (other than immunity from attachment prior to judgment and attachment in aid of execution), or (iii) from any legal process in any court other than a court of the Republic, whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise, with respect to itself or its property, the Republic hereby irrevocably waives such immunity to the fullest extent permitted by the laws of the Republic, in respect of its obligations under this Agreement, the Securities, the Disclosure Package or the Final Prospectus. Without limiting the generality of the foregoing, the Republic agrees that the waivers set forth in this subsection (a) shall have the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and are intended to be irrevocable for purposes of such Act. Notwithstanding the foregoing, the Republic hereby reserves the right to plead sovereign immunity under the Foreign Sovereign Immunities Act of 1976 with respect to actions brought against the Republic under U.S. federal securities laws or any state securities laws.

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(b)           The Republic hereby irrevocably waives, to the fullest extent permitted by law, any requirement or other provision of law, rule, regulation or practice which requires or otherwise establishes as a condition to the institution, prosecution or completion of any action or proceeding (including appeals) arising out of or relating to this Agreement, the Securities, the Disclosure Package or the Final Prospectus, the posting of any bond or the furnishing, directly or indirectly, of any other security.

18.       Severability

In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

19.       Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

20.       Successors

This Agreement shall inure to the benefit of and be binding upon the parties hereto and the controlling persons referred to in Section 9 hereof and their respective administrators and successors, and no other person shall have any right or obligation hereunder. No purchaser of any Security from the Underwriters shall be deemed to be a successor or assign merely by reason of such purchase.

21.       Obligation of the Underwriters for Purposes of Uruguayan Law

In order to give effect to Section 16(a) hereof under the laws of the Republic, the Underwriters and the Republic hereby acknowledge that the primary obligation arising under this Agreement is the obligation on the part of the Underwriters to disburse the Purchase Price, subject to the adjustments referred to in Section 8(c) hereof, to or for the account of the Republic on the Closing Date against delivery of the Securities, subject to the terms and conditions set forth herein.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Republic a counterpart hereof, whereupon this instrument will become a binding agreement among the Republic and the Underwriters.

[SIGNATURE PAGES FOLLOW]

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Very truly yours,

REPÚBLICA ORIENTAL DEL URUGUAY

By:	/s/ Herman Kamil
Name:	Herman Kamil
Title:	Director of Debt Management Unit

The foregoing Agreement is
hereby confirmed and accepted
as of the date hereof

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Brian D. Bednarski
Name:	Brian D. Bednarski
Title:	Managing director

HSBC SECURITIES (USA) INC.

By:	/s/ Luiz Lanfredi
Name:	Luiz Lanfredi
Title:	Vice President

ITAU BBA USA SECURITIES, INC.

By:	/s/ Baruc Saez
Name:	Baruc Saez
Title:	Managing Director

By:	/s/ John B. Corcoran
Name:	John B. Corcoran
Title:	Managing Director

SCHEDULE I

Underwriting Agreement dated:	October 19, 2015
Indenture:	Indenture, dated as of October 27, 2015, among República Oriental del Uruguay, as Issuer and The Bank of New York Mellon, as trustee.
The Underwriters and their addresses:	CITIGROUP GLOBAL MARKETS INC.
388 Greenwich Street
New York, New York 10013
United States of America
Fax No: +1-646-291-1469
Attention: General Counsel

HSBC Securities (USA) Inc.
452 Fifth Avenue
New York, New York 10018
United States of America
Fax No: +1-212-525-0238
Attention: Transaction Management Group

ITAU BBA USA SECURITIES, INC.
767 5th Ave., 50th El.
New York, New York 10153
United States of America
Fax No: +1-212-207-9076
Attention: Debt Capital Markets
Title and description of Securities: Title: Aggregate principal amount: Interest payable from: Interest payment dates: Maturity date:
4.375% USD Bonds due 2027
U.S.$1,700,000,000
October 19, 2015
April 27 and October 27 of each year, beginning April 27, 2016, with a final interest payment on the maturity date, which will be October 27, 2027.
Payment of Principal:	Principal will be repaid in three nominally equal installments on October 27, 2025, October 27, 2026 and at maturity.
Payment of Interest:	Amounts due in respect of interest will be accrued and paid semi-annually in arrears on April 27 and October 27 of each year, commencing on April 27, 2016. Each of the interest payments will be payable on the outstanding principal amount of the Securities. Interest on the Securities will be calculated on the basis of a 360-day year of twelve 30-day months.

Sch. I-1

Currency of payment:	United States Dollars
Form(s) and denomination(s):	One or more global securities deposited with a custodian for, and registered in the name of a nominee of The Depository Trust Company and in denominations of U.S.$1.00 and integral multiples of U.S.$1.00 in excess thereof.
Underwriting Commission:	0.095% of the aggregate principal amount of Securities payable in United States Dollars
Purchase Price for the Underwriters (less the Underwriting Commission):	U.S.$ 1,685,380,000 (less U.S.$ 1,615,000)
Initial public offering price:	99.140% (plus accrued interest, if any, from October 27, 2015)
Manner of payment:	Wire transfer of immediately available funds
Closing Date, time and location:	10:00a.m. (New York City time) on October 27, 2015 in New York City
Listing:	Application has been made to admit the Securities to the Luxembourg Stock Exchange and to have the Securities admitted to trading on the Euro MTF Market of the Luxembourg Stock Exchange.
Trustee:	The Bank of New York Mellon

Sch. I-2

SCHEDULE II

Underwriters	Securities

Citigroup Global Markets Inc.	U.S.$ 566,667,000

HSBC Securities (USA) Inc.	U.S.$ 566,667,000

Itau BBA USA Securities, Inc.	U.S.$ 566,666,000

Total	U.S.$ 1,700,000,000

Sch. II-1

SCHEDULE III

Selling Restrictions

General

By their purchase and acceptance of the Securities issued under this Agreement to which these selling restrictions are scheduled, the Underwriters represent, warrant and agree that they will observe all applicable laws and regulations in any jurisdiction in which they may offer, sell or deliver Securities; and they will not directly or indirectly offer, sell, resell, reoffer or deliver Securities or distribute any prospectus, circular, advertisement or other offering material in any country or jurisdiction except under circumstances that will result in compliance with all applicable laws and regulations, and all actions or measures so taken shall be at the sole expense of the Underwriters. The Underwriters also acknowledge and agree that they are not authorized to give any information on or to make any representation not contained in the Final Prospectus or the Disclosure Package in connection with the offer and sale of the Securities.

No action has been or will be taken by the Underwriters or the Republic that would permit a public offering of the Securities or possession or distribution of the Final Prospectus, the Disclosure Package, or any other offering or publicity material relating to the Securities, in any country or jurisdiction in which action for that purpose is required (other than the United States).

Except for registration under the Securities Act and compliance with the rules and regulations thereunder and the qualification of the Securities for offer and sale under the laws of such jurisdictions as the Underwriters and the Republic may agree to pursuant to Section 6(A)(f) hereof, the Republic shall not have any responsibility for obtaining, and the Underwriters agree with the Republic that they and their respective affiliates will obtain, any consent, approval or authorization required for the purchase, offer, sale or delivery by them of any of the Securities under the laws and regulations in force in any jurisdiction to which they are subject or in or from which they make such purchase, offer, sale or delivery of any of the Securities.

The United States of America

The Underwriters, on behalf of themselves and their affiliates that participate in the distribution of the Securities, represent and agree that they and each such affiliate have complied with all applicable provisions of the Securities Act, the United States Securities Exchange Act of 1934, as amended, and applicable Blue Sky or state securities laws.

Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Sch. III-1

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the European Economic Area

This prospectus has been prepared on the basis that any offer of Bonds in any Member State of the European Economic Area will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of Bonds. Accordingly, any person making or intending to make an offer in that Member State of Bonds which are the subject of the offering contemplated in this prospectus supplement, may only do so in circumstances in which no obligation arises for Uruguay or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither Uruguay nor the underwriters have authorized, nor do they authorize, the making of any offer of Bonds in circumstances in which an obligation arises for Uruguay or the underwriters to publish a prospectus for such offer.

In relation to each Member State of the European Economic Area with effect from and including the date on which the Prospectus Directive was implemented in that Member State (the “Relevant Implementation Date”), an offer to the public of any Bonds which are the subject of the offering contemplated by this prospectus supplement (the “Securities”) may not be made in that Member State except that an offer to the public in that Member State may be made at any time with effect from and including the Relevant Implementation Date under the following exemptions under the Prospectus Directive:

(a)       to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)      to fewer than 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representative[s]; or

(c)       in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Securities shall require Uruguay or the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Sch. III-2

For the purpose of the above provisions, the expression “an offer to the public” in relation to any Bonds in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Bonds to be offered so as to enable an investor to decide to purchase or subscribe the Bonds, as the same may be varied in the Member State by any measure implementing the Prospectus Directive in the Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (as amended) and includes any relevant implementing measure in the Member State.

This EAA selling restriction is in addition to any other selling restrictions set out in this prospectus supplement.

Notice to Prospective Investors in the United Kingdom

This document is for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) in connection with the issue or sale of any Bonds may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”).

This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Each underwriter has represented, warranted and agreed that:

(a)       it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Securities in circumstances in which Section 21(1) of the FSMA does not apply to Uruguay; and

(b)       it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Switzerland

This prospectus supplement does not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations and the notes will not be listed on the SIX

Sch. III-3

Swiss Exchange. Therefore, this prospectus supplement may not comply with the disclosure standards of the listing rules (including any additional listing rules or prospectus schemes) of the SIX Swiss Exchange. Accordingly, the notes may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors who do not subscribe to the notes with a view to distribution. Any such investors will be individually approached by the underwriters from time to time.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with

Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Sch. III-4

SCHEDULE IV

Filed Pursuant to Rule 433

Registration Statement No. 333-189896

República Oriental del Uruguay

4.375% USD Bonds due 2027 (the “Bonds”) Final Terms and Conditions

As of October 19, 2015

Issuer	República Oriental del Uruguay

Title	4.375% USD Bonds due 2027

Principal Amount	U.S.$1,700,000,000

Maturity Date	October 27, 2027

Pricing Date	October 19, 2015

Settlement Date	October 27, 2015 (T+6)

Public Offering Price	99.140% of the principal amount, plus accrued interest, if any, from October 27, 2015

Yield to Maturity	4.468%

Yield to Average Life	4.475%

Interest	4.375% per year, payable semi-annually in arrears in US dollars

Payments of Interest	Interest will be paid semi-annually in arrears on April 27 and October 27 of each year, commencing on April 27, 2016. Interest will be calculated on the basis of a 360-day year of twelve 30-day months.

Payments of Principal	Principal will be repaid in three nominally equal installments on October 27, 2025, October 27, 2026 and at maturity.

Denominations	$1.00 x $1.00

Distribution	SEC Registered

CUSIP / ISIN	760942BB7 / US760942BB71

Governing Law	New York

Listing	Application will be made to admit the Bonds to the Luxembourg Stock Exchange and to have the Bonds admitted to trading on the Euro MTF Market of the Luxembourg Stock Exchange.

Joint Bookrunners	Citigroup Global Markets Inc. HSBC Securities (USA) Inc. Itau BBA USA Securities, Inc.

Sch. IV-1

The following additional information of Uruguay and regarding the securities is available from the SEC’s website and also accompanies this free-writing prospectus:

http://www.sec.gov/Archives/edgar/data/102385/000090342315000592/rou424b3_1019.htm http://www.sec.gov/Archives/edgar/data/102385/000090342315000589/rou424.htm http://www.sec.gov/Archives/edgar/data/102385/000090342315000532/rou-18k_0826.htm http://www.sec.gov/Archives/edgar/data/102385/000090342315000590/rou-18ka1_1019.htm http://www.sec.gov/Archives/edgar/data/102385/000090342315000591/rou-18ka2_1019.htm http://www.sec.gov/Archives/edgar/data/102385/000090342315000593/repofuruguay-fwp_1019.htm

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus or any prospectus supplement for this offering if you request it by calling Citigroup Global Markets Inc. at +1-800-831-9146, HSBC Securities (USA) Inc. at +1-866-811-8049 or Itau BBA USA Securities, Inc. at +1-888-770-4828.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AFTER THIS MESSAGE ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

Sch. IV-2

Exhibit A
to the Underwriting Agreement

Form of Opinion of Dr. Fernando Scelza, Counsel to the Ministry of Economy and Finance of the Republic of Uruguay

[letterhead]

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

United States of America

HSBC Securities (USA) Inc.
452 Fifth Avenue
New York, New York 10018
United States of America

Itau BBA USA Securities, Inc.

767 5th Ave., 50th Fl.

New York, New York 10153

United States of America

as Underwriters under the
Underwriting Agreement referred to below

The Bank of New York Mellon
101 Barclay Street
New York, New York 10286
United States of America

as Trustee pursuant to the
Indenture referred to below

October [●], 2015

Ladies and Gentlemen:

This opinion is delivered to you pursuant to Section 7(e)(i) of the Underwriting Agreement dated October [●], 2015 (the “Underwriting Agreement”) among República Oriental del Uruguay (the “Republic”) and Citigroup Global Markets Inc., HSBC Securities (USA) Inc. and Itau BBA USA Securities, Inc. (the “Underwriters”) relating to the issuance and sale by the Republic of U.S.$ [●] aggregate principal amount of its [●]% USD Bonds due 20[●] (the “Securities”). The Securities are to be issued pursuant to an Indenture dated as of October [●], 2015 (the “Indenture”) among the Republic and The Bank of New York Mellon as trustee (the “Trustee”). The Securities, the Underwriting Agreement and the Indenture (collectively, the “Agreements”), are more fully described in the Registration Statement, the Disclosure Package and the Final Prospectus prepared by the Republic in connection with the issuance of the Securities. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

A-1

I have acted in my capacity as counsel to the Republic in connection with the Agreements and issuance of the Securities. I or attorneys on my staff am or are familiar with the organization and affairs of the Republic, and its legal affairs are encompassed by my duties as counsel to the Republic. In connection with this opinion I have examined:

1.	the Agreements and form of the Securities;

2.	the Registration Statement, the Disclosure Package and the Final Prospectus;

3.	the Constitution of the Republic, Law 17,947 of January 8, 2006 (as amended by Law 18, 519 and Law 18,834 and Law 19,316), the Decree and the Ministry of Economy and Finance Resolution;

4.	the information furnished by the Debt Department of the Ministry of Economy and Finance

and such other documents, agreements and instruments and such treaties, laws, rules, decrees and the like as I have deemed necessary as a basis for the opinions hereinafter expressed.

I have assumed for purposes of this opinion: (i) that the Agreements and all other documents to be executed and delivered thereunder have been duly authorized, executed and delivered by the Underwriters and the Trustee, as the case may be, and that each such party has adequate power, authority and legal right to enter into each Agreement to which it is a party; (ii) the authenticity of all documents examined by me (and the completeness of and conformity to the originals of any copies thereof submitted to me) and the genuineness of all signatures; (iii) that the Underwriting Agreement has not been terminated pursuant to Section 13 thereof; and (iv) that the execution, delivery and performance of the Agreements and the other documents and instruments provided for by the Agreements, and the consummation of the transactions contemplated thereby, do not and will not contravene or breach, or result in a default under, or require any consent of any person under, any agreement or other document or instrument to which any of the parties to any thereof (other than the Republic) is a party or by which it is bound.

Based upon the foregoing, I am of the opinion that:

(a)       The Republic has full power and authority to execute and deliver each of the Underwriting Agreement and the Securities and each of the other documents and instruments to be executed and delivered by the Republic thereunder, to incur the obligations to be incurred by it as provided therein and to perform and observe the provisions thereof on its part to be performed or observed and to issue and sell the Securities and to perform the terms thereof.

(b)       The issuance and sale of the Securities and the execution and delivery of the Underwriting Agreement and the Securities by the Republic and each of the other documents to be executed and delivered by the Republic thereunder and the performance of its obligations thereunder have been duly authorized by the Republic.

A-2

(c)       Each of the Underwriting Agreement and the Indenture has been duly authorized, executed and delivered on behalf of the Republic and constitutes a legal, valid and binding obligation of the Republic enforceable against the Republic in accordance with the terms thereof. The Securities have been validly authorized and, when duly executed and authenticated in accordance with the terms of the Indenture and delivered and paid for in accordance with the Underwriting Agreement, will be legal, valid and binding obligations of the Republic entitled to the benefits of the Indenture.

(d)       The execution, delivery and performance of the Underwriting Agreement and the Indenture, the issuance, sale and delivery of the Securities and the consummation of the other transactions contemplated by the Agreements (and compliance with the terms thereof) do not (i) conflict with or result in a breach of any constitutional provision, any provision of any treaty, convention, statute, law, regulation or decree, or to the best of my knowledge after due inquiry, any judgment, order of any government, governmental body or court, domestic or foreign court order or similar authority binding upon the Republic, (ii) to the best of my knowledge after due inquiry, conflict with or result in a breach of any of the terms or provisions of, or constitute a default under any fiscal agency agreement, trust deed, contract, agreement or instrument to which the Republic or any National Governmental Agency is a party or by which any of them or any of their respective assets or properties are bound or (iii) to the best of my knowledge after due inquiry, result in the creation of any lien or encumbrance upon such properties or assets.

(e)       No consent, approval (including, but not limited to, exchange control approval), authorization, order, registration or qualification of or with any court, government or governmental agency or body or any third party is required to be taken, fulfilled, performed or obtained in the Republic or elsewhere (including, without limitation, the obtaining of any consent, approval or license or the making of any filing or registration) for the execution and delivery of the Agreements, or for the issue, sale, delivery and performance of the Securities as contemplated therein and in the Registration Statement, the Disclosure Package and the Final Prospectus, the consummation of the other transactions contemplated by the Agreements and the compliance by the Republic with the terms of the Agreements, or for the validity or enforceability of the Agreements against the Republic, except the Decree, the Ministry of Economy and Finance Resolution, which have been duly obtained and are in full force and effect on the date hereof and will be in full force and effect on the Closing Date.

(f)        Other than as described in the Registration Statement, the Disclosure Package or the Final Prospectus, there is no pending or, to the best of my knowledge after due inquiry, threatened action or proceeding (foreign or domestic) against or affecting the Republic or any National Governmental Agency which, if determined adversely to the Republic or any such National Governmental Agency, would individually or in the aggregate materially adversely affect the financial condition or revenues and expenditures of the Republic or would materially adversely affect the ability of the Republic to perform its obligations under the Agreements or which are otherwise material in the context of the issuance of the Securities.

A-3

(g)       The execution and delivery and performance of the Underwriting Agreement, the Indenture and the other documents referred therein, and the issuance and sale of the Securities and performance of the terms thereof by the Republic constitute private and commercial acts rather than public or governmental acts. Under the laws of the Republic, except as described in the Registration Statement, the Disclosure Package or the Final Prospectus, neither the Republic nor any of its property has any immunity (i) from jurisdiction of any court, (ii) from set-off or any legal process in the courts of the Republic other than attachment prior to judgment and attachment in aid of execution or (iii) from set-off or any legal process in any court other than a court of the Republic (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise). Any judgment against the Republic of a state or Federal court in the State of New York, United States of America, is capable of being enforced in the courts of the Republic in accordance with the laws of the Republic, provided that such judgment is ratified by the Uruguayan Supreme Court. Such ratification will occur (i) if there exists a treaty with the country where such judgment was issued, pursuant to the provisions of such treaty, and (ii) in the absence of such treaty, if such judgment (1) complies with all formalities required for the enforceability thereof under the laws of the country where the same was issued, (2) together with related documents, has been translated into Spanish and satisfies the authentication requirements of Uruguayan law, (3) was issued by a competent court after valid service of process upon the parties to the action, (4) was issued after an opportunity was given to the defendant to present its defense, (5) is not subject to appeal and (6) is not against Uruguayan public policy. The waiver of immunity by the Republic contained in Section 17 of the Underwriting Agreement, Section 9.7 of the Indenture and Paragraph [15(d)] of the Terms and Conditions of the Securities, the appointment by the Republic of a process agent in Section 16(b) of the Underwriting Agreement, Section 9.7 of the Indenture and Paragraph [15] of the Terms and Conditions of the Securities, the consent by the Republic to the jurisdiction of the courts specified in such Sections and paragraphs and the provisions in these Sections and paragraphs that the laws of the State of New York shall govern the Underwriting Agreement, the Indenture, and the Securities, are irrevocably binding on the Republic.

(h)       After being translated into Spanish by an official translator, the Underwriting Agreement, the Indenture and the Securities will be in proper legal form under the laws of the Republic for the enforcement thereof in the Republic against the Republic.

(i)        There is no tax, duty, levy, impost, deduction, governmental charge or withholding imposed by the Republic or any political subdivision or taxing authority thereof or therein by virtue of the execution, delivery, performance or enforcement of the Agreements (except for court fees and taxes incurred in connection with enforcement proceedings) or to ensure the legality, enforceability, validity or admissibility into evidence of the Agreements or of any other document to be furnished thereunder and neither is it necessary that the Agreements be registered, filed or recorded with or submitted to any court or other authority in the Republic to ensure such legality, validity, enforceability or admissibility into evidence (except for court fees and taxes incurred in connection with enforcement proceedings).

(j)        The Securities are the direct, general, unconditional and unsubordinated Foreign Debt (as defined in the Terms and Conditions of the Securities) of the Republic for which the full faith and credit of the Republic will have been pledged; when issued, the Securities will rank without any preference among themselves and equally with all other unsubordinated Foreign Debt of the Republic. It is understood that this provision shall not be construed so as to require the Republic to make payments under the Securities ratably with payments being made under any other external indebtedness.

A-4

(k)       When issued, the Securities and all payments thereon will be free and exempt from any and all taxes, duties or other charges of whatsoever nature of the Republic, except to the extent that such Securities or payments will be held or received by persons who are subject to tax for reasons other than the mere holding of such Securities or receiving payments thereon.

(l)        The Underwriters are not subject to any taxes, duties or other governmental charges imposed by the Republic or by any political subdivisions or taxing authority thereof or therein with respect to payments received by the Underwriters, as contemplated in the Underwriting Agreement.

(m)      It is not necessary under the laws of the Republic that the Underwriters be licensed, qualified or entitled to carry on business in the Republic by reason of the execution, delivery, performance or enforcement of any of the Agreements and the Underwriters will not be deemed resident, domiciled, to be carrying on business or subject to taxation in the Republic solely by reason of the execution, delivery, performance outside the Republic or enforcement of the Agreements.

(n)       All statements in the Registration Statement, the Disclosure Package and the Final Prospectus, with respect to the laws of the Republic are true and correct as of their respective dates and the date hereof and the information stated in the Registration Statement, the Disclosure Package and the Final Prospectus, with regard to the Republic has been included on the authority of the Republic and it is duly authorized to do so under the laws of the Republic.

(o)       The statements in the Registration Statement and the Final Prospectus under the captions “Description of the Securities” and “Description of the Securities,” respectively, insofar as such statements constitute a summary of the documents or matters referred to therein, taken as a whole, are an accurate summary of such documents and matters.

(p)       Based upon due inquiry of officials of the Republic involved in the preparation of the Registration Statement, the Disclosure Package and the Final Prospectus, I believe that the Registration Statement, the Disclosure Package and the Final Prospectus (except for financial information and other financial data contained or incorporated therein, as to which I am not called upon to express any belief), did not and do not, as of their respective dates of issuance, the date hereof, the Initial Sale Time of [●][a.m.][p.m.] New York City Time, the Effective Time and the Execution Time, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances existing at such dates, not misleading.

(q)       The laws of the Republic do not require any statute or regulation or legal or governmental proceeding, or any contract or document of the Republic of any character, to be described in the Registration Statement, the Disclosure Package or the Final Prospectus.

My opinion is subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally.

A-5

The opinions expressed herein are limited to questions arising under the laws of the Republic. This opinion letter is furnished to you in your capacity as the Underwriters under the Underwriting Agreement and is solely for your benefit as such. This opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose.

Very truly yours,

Dr. Fernando Scelza Counsel to the Ministry of Economy and Finance of the Republic of Uruguay

A-6

Exhibit B

 to the Underwriting Agreement

Form of Opinion of Cleary Gottlieb Steen & Hamilton LLP,

special New York counsel for the Republic

October [●], 2015

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

United States of America

HSBC Securities (USA) Inc.
452 Fifth Avenue
New York, New York 10018
United States of America

Itau BBA USA Securities, Inc.

767 5th Ave., 50th Fl.

New York, New York 10153

United States of America

as Underwriters under the

Underwriting Agreement referred to below

Ladies and Gentlemen:

We have acted as special New York counsel to República Oriental del Uruguay (the “Republic”) in connection with the Republic’s offering pursuant to a registration statement (File No. 333-189896), filed with the Securities and Exchange Commission (the “Commission”) under Schedule B of the Securities Act of 1933, as amended (the “Securities Act”) of U.S.$ [●] aggregate principal amount of its [●]% USD Bonds due 20[●] (the “Securities”) to be issued under an Indenture dated as of October [●], 2015 (the “Indenture”) among the Republic and The Bank of New York Mellon as trustee (the “Trustee”). Such registration statement, as of October [●], the date on which the most recent Form 18K/A was filed as an amended thereto, but excluding the documents incorporated by reference therein, is herein called the “Registration Statement”; the related prospectus dated October [●], 2015, included in the Registration Statement filed with the Commission under the Securities Act, but excluding the documents incorporated by reference therein, is herein called the “Base Prospectus”; the preliminary prospectus supplement dated October [●], 2015, as filed with the Commission pursuant to Rule 424(b) under the Securities Act, but excluding the documents incorporated by reference therein, is herein called the “Preliminary Prospectus Supplement;” and the related prospectus supplement dated October [●], 2015, as filed with the Commission pursuant to Rule 424(b) under the Securities Act, but excluding the documents incorporated by reference therein, is herein called the “Final Prospectus Supplement.” The Base Prospectus and the Preliminary Prospectus Supplement together are herein called the “Pricing Prospectus,” and the Base Prospectus and the Final Prospectus Supplement together are herein called the “Final Prospectus.” This opinion letter is furnished pursuant to Section 7(e)(iii) of the Underwriting Agreement dated as of October [●], 2015 (the “Underwriting Agreement”) among the Republic, acting through the Ministry of Economy and Finance, and Citigroup Global Markets Inc., HSBC Securities (USA) Inc. and Itau BBA USA Securities, Inc. (the “Underwriters”).

B-1

In arriving at the opinions expressed below, we have reviewed the following documents:

(a)	an executed copy of the Underwriting Agreement;

(b)	the Registration Statement and the documents incorporated by reference therein;

(c)	the Pricing Prospectus and the documents incorporated by reference therein and the document listed in Schedule I hereto;

(d)	the Final Prospectus and the documents incorporated by reference therein;

(e)	a facsimile copy of the Securities in global form (the “Global Security”) as executed by the Republic;

(f)	an executed copy of the Indenture; and

(g)	the documents delivered to you by the Republic at the closing pursuant to the Underwriting Agreement.

In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of such other instruments and other certificates of public officials of the Republic and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified (i) that all signatures on all such agreements and documents are genuine and (ii) the accuracy as to factual matters of each document we have reviewed (including, without limitation, the accuracy of the representations and warranties of the Republic in the Underwriting Agreement).

B-2

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

(1)      The Underwriting Agreement has been duly executed and delivered by the Republic under the law of the State of New York.

(2)      The Indenture has been duly executed and delivered by the Republic under the law of the State of New York and is a valid, binding and enforceable agreement of the Republic.

(3)      The Global Security has been duly executed and delivered by the Republic under the law of the State of New York, and, assuming that the Global Security has been duly authenticated in accordance with the terms of the Indenture and the Global Security has been paid for in accordance with the terms of the Underwriting Agreement, the Global Security is a valid, binding and enforceable obligation of the Republic, entitled to the benefits of the Indenture.

(4)      The statements set forth under the heading “Description of the Securities” in the Base Prospectus and under the heading “Description of the Bonds” in the Final Prospectus Supplement, insofar as such statements purport to summarize certain provisions of the Securities and the Indenture, provide a fair summary of such provisions, and the statements made in the Base Prospectus under the heading “Taxation,” insofar as such statements purport to summarize certain federal income tax laws of the United States, constitute a fair summary of the principal U.S. federal income tax consequences of an investment in the Securities.

(5)      The issuance and sale of the Securities to the Underwriters pursuant to the Underwriting Agreement do not, and the performance by the Republic of its obligations in the Underwriting Agreement will not, require any consent, approval, authorization, registration or qualification of or with any governmental authority of the United States or the State of New York that in our experience normally would be applicable with respect to such issuance, sale or performance, except such as have been obtained or effected under the Securities Act (but we express no opinion relating to any state securities or Blue Sky laws).

(6)      Assuming validity under the laws of Uruguay, under the laws of the State of New York relating to submission to jurisdiction, the Republic has, pursuant to Section 16(b) of the Underwriting Agreement, Section 9.7(b) of the Indenture and Paragraph [15(b)] of the Terms and Conditions of the Securities (i) validly and irrevocably submitted to the personal jurisdiction of any New York State or United States federal court located in the Borough of Manhattan, The City of New York in any action arising out of or related to the Underwriting Agreement, the Indenture or the Securities, (ii) validly and irrevocably appointed CT Corporation System as its initial authorized agent but solely for the purposes and subject to the limitations described in Section 16(b) of the Underwriting Agreement, Section 9.7(b) of the Indenture and Paragraph [15(b)] of the Terms and Conditions of the Securities and (iii) to the fullest extent permitted by law, validly and irrevocably waived the defense of an inconvenient forum to the maintenance of such action or proceeding in such court.

Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Republic, (i) we have assumed that the Republic and each other party to such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to the Republic regarding matters of the federal law of the United States of America or the law of the State of New York that in our experience normally would be applicable with respect to such agreement or obligation), (ii) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity and (iii) such opinions are subject to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors’ rights.

B-3

We express no opinion as to the enforceability of Paragraph [16] of the Terms and Conditions of the Securities relating to currency indemnity.

The enforceability in the United States of the waiver of immunities by the Republic set forth in Section 17(a) of the Underwriting Agreement, Section 9.7(d) of the Indenture, and Paragraph [15(d)] of the Terms and Conditions of the Securities, is subject to the limitations imposed by the Foreign Sovereign Immunities Act of 1976. We express no opinion as to the enforceability of any such waiver of immunity to the extent that it purports to apply to any immunity to which the Republic may become entitled after the date hereof.

We also note that the designations in Section 16(b) of the Underwriting Agreement, Section 9.7(b) of the Indenture and Paragraph [15(b)] of the Terms and Conditions of the Securities of the United States federal courts located in the Borough of Manhattan, The City of New York as the venue for actions or proceedings relating to the Underwriting Agreement, the Indenture or the Securities, respectively, are (notwithstanding the waivers in Section 16(b) of the Underwriting Agreement, Section 9.7(b) of the Indenture and Paragraph [15(b)] of the Terms and Conditions of the Securities) subject to the power of such courts to transfer actions pursuant to 28 U.S.C. § 1404(a) or to dismiss such actions or proceedings on the grounds that such a federal court is an inconvenient forum for such an action or proceeding.

The foregoing opinions are limited to the federal law of the United States of America and the law of the State of New York.

We are furnishing this opinion letter to you, as the Underwriters, solely for your benefit in your capacity as such in connection with the offering of the Securities. This opinion letter is not to be relied on by or furnished to any other person or used, circulated, quoted or otherwise referred to for any other purpose. We assume no obligation to advise you, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,

Cleary Gottlieb Steen & Hamilton LLP

By:
Andrés de la Cruz, a Partner

B-4

SCHEDULE I

●	Issuer Free Writing Prospectus dated October [●], 2015 setting forth the final terms and conditions of the Securities sold pursuant to the U.S. Disclosure Package (as defined in the Underwriting Agreement), filed pursuant to Rule 433.

B-5

October [●], 2015

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

United States of America

HSBC Securities (USA) Inc.
452 Fifth Avenue
New York, New York 10018
United States of America

Itau BBA USA Securities, Inc.

767 5th Ave., 50th Fl.

New York, New York 10153

United States of America

as Underwriters under the

Underwriting Agreement referred to below

Ladies and Gentlemen:

We have acted as special New York counsel to República Oriental del Uruguay (the “Republic”) in connection with the Republic’s offering pursuant to a registration statement (File No. 333-189896), filed with the Securities and Exchange Commission (the “Commission”) under Schedule B of the Securities Act of 1933, as amended (the “Securities Act”) of U.S.$ [●] aggregate principal amount of its [●]% USD Bonds due 20[●] (the “Securities”) to be issued under an Indenture dated as of October [●], 2015 (the “Indenture”) among the Republic and The Bank of New York Mellon as trustee (the “Trustee”). Such registration statement, as amended as of October [●], 2015, the date on which the most recent Form 18-K/A was filed as an amendment thereto, but excluding the documents incorporated by reference therein, is herein called the “Registration Statement”; the related prospectus dated October [●], 2015, included in the Registration Statement, but excluding the documents incorporated by reference therein, is herein called the “Base Prospectus”; the preliminary prospectus supplement dated October [●], 2015, as filed with the Commission pursuant to Rule 424(b) under the Securities Act, but excluding the documents incorporated by reference therein, is herein called the “Preliminary Prospectus Supplement;” and the related prospectus supplement dated October [●], 2015, as filed with the Commission pursuant to Rule 424(b) under the Securities Act, but excluding the documents incorporated by reference therein, is herein called the “Final Prospectus Supplement.” The Base Prospectus and the Preliminary Prospectus Supplement together are herein called the “Pricing Prospectus,” and the Base Prospectus and the Final Prospectus Supplement together are herein called the “Final Prospectus.” This letter is furnished pursuant to Section 7(e)(iii) of the Underwriting Agreement dated as of October [●], 2015 (the “Underwriting Agreement”) among the Republic, acting through the Ministry of Economy and Finance, and Citigroup Global Markets Inc., HSBC Securities (USA) Inc. and Itau BBA USA Securities, Inc. (the “Underwriters”).

B-6

Because the primary purpose of our professional engagement was not to establish or confirm factual matters or financial, accounting or statistical information, and because many determinations involved in the preparation of the Registration Statement, the Pricing Prospectus, the Final Prospectus, the documents incorporated by reference in each of them and the document listed in Schedule I hereto are of a wholly or partially non-legal character or relate to legal matters outside the scope of our opinion letter to you of even date herewith, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Prospectus, the Final Prospectus, the documents incorporated by reference in each of them or the document listed in Schedule I hereto (except to the extent expressly set forth in numbered paragraph 4 of our opinion letter to you of even date herewith), and we make no representation that we have independently verified the accuracy, completeness or fairness of such statements (except as aforesaid). We also are not passing upon and do not assume any responsibility for ascertaining whether or when any of the Pricing Prospectus, the Final Prospectus, the documents incorporated by reference in each of them or the document listed in Schedule I hereto was conveyed to any person for purposes of Rule 159 under the Securities Act. We note that certain portions of the Registration Statement, the Pricing Prospectus and the Final Prospectus have been included therein on the authority of officials of the Republic and that we are not experts within the meaning of the Securities Act with respect to any portion of the Registration Statement, the Pricing Prospectus or the Final Prospectus, including, without limitation, the financial, accounting or statistical data included therein.

However, in the course of our acting as special New York counsel to the Republic in connection with its preparation of the Registration Statement, the Pricing Prospectus, the Final Prospectus, and the document listed in Schedule I hereto, we participated in conferences and telephone conversations with officials of the Republic, your representatives and representatives of your New York and Uruguayan counsel, during which conferences and conversations the contents of the Registration Statement, the Pricing Prospectus, the Final Prospectus, portions of certain of the documents incorporated by reference in each of them and the document listed in Schedule I hereto and related matters were discussed, and we reviewed certain documents furnished to us by the Republic.

Based on our participation in such conferences and conversations and our review of such documents as described above, our understanding of the U.S. federal securities laws and the experience we have gained in our practice thereunder, we advise you that:

(a)         The Registration Statement (except the financial and accounting data included therein and the statistical data included in the sourcebook prepared in connection with the Republic’s offering referred to above, as to which we express no view), of October [●], 2015, the date on which the most recent Form 18-K/A was filed as an amendment thereto, and the Final Prospectus (except as aforesaid), as of the date thereof, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the rules and regulations thereunder.

(b)         The documents incorporated by reference in the Registration Statement and the Final Prospectus (except the financial and accounting data included therein and the statistical data included in the sourcebook prepared in connection with the Republic’s offering referred to above, as to which we express no view, and Exhibit 99.C to the Republic’s Annual Report on Form 18-K for Fiscal Year ended December 31, 2014 (the “Annual Report”), as to which we express no view), as of the respective dates of their filing with the Commission, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

B-7

(c)          No information has come to our attention that causes us to believe that the Registration Statement, including the documents incorporated by reference therein (except the financial and accounting data included therein and the statistical data included in the sourcebook prepared in connection with the Republic’s offering referred to above, as to which we express no view, and Exhibit 99.C to the Annual Report, as to which we express no view), as of October [●], 2015, the date on which the most recent Form 18K/A was filed as an amendment thereto, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(d)         No information has come to our attention that causes us to believe that the Pricing Prospectus, including the documents incorporated by reference therein, considered together with the amount and the price to the public of the Securities on the front cover of the Final Prospectus Supplement, the statements under the heading “Description of the Securities” and “Description of the Bonds” in the Base Prospectus and the Final Prospectus Supplement, respectively, and the document listed in Schedule I hereto (except in each case the financial and accounting data included therein and the statistical data included in the sourcebook prepared in connection with the Republic’s offering referred to above, as to which we express no view, and Exhibit 99.C to the Annual Report, as to which we express no view), as of p.m. New York time on October [●], 2015, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e)          No information has come to our attention that causes us to believe that the Final Prospectus, including the documents incorporated by reference therein (except the financial and accounting data included therein and the statistical data included in the sourcebook prepared in connection with the Republic’s offering referred to above, as to which we express no view and Exhibit 99.C to the Annual Report, as to which we express no view), as of the date thereof or hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

We confirm to you that (a) based solely upon the review of the Notice of Effectiveness on the Commission’s website, the Registration Statement is effective under the Securities Act, and (b) based solely on preview of filings on the website of the Commission, no stop order with respect thereto has been issued by the Commission, and to the best of our knowledge, no proceeding for that purpose has been instituted or threatened by the Commission.

We are furnishing this letter to you as the Underwriters, solely for your benefit in your capacity as Underwriters in connection with the offering of the Securities. This letter is not to be relied on by or furnished to any other person or used, circulated, quoted or otherwise referred to for any other purpose. We assume no obligation to advise you, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the views expressed herein.

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Very truly yours,

Cleary Gottlieb Steen & Hamilton LLP

By:
Andrés de la Cruz, a Partner

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Schedule I

●	Issuer Free Writing Prospectus dated October [●], 2015, setting forth the final terms and conditions of the Securities, filed pursuant to Rule 433.

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Exhibit C

to the Underwriting Agreement

Form of the Underwriters’ Blood Letter

[letterhead]

República Oriental del Uruguay
Ministerio de Economía y Finanzas
Colonia 1089, Piso 3
11100 Montevideo - Uruguay
Attention: Unidad de Gestión de Deuda
Facsimile No.: (598) 2 1712 2688

October [●], 2015

República Oriental del Uruguay

U.S.$ [●] [●]% USD Bonds due 20[●]

Ladies and Gentlemen:

This letter is delivered to you, in connection with the Disclosure Package relating to the offering of U.S.$ [●] aggregate principal amount of your [●]% USD Bonds due 20[●] (the “Securities”) Citigroup Global Markets Inc., HSBC Securities (USA) Inc. and Itau BBA USA Securities, Inc. (the “Underwriters”), to be made pursuant to the underwriting agreement dated October [●], 2015 among the República Oriental del Uruguay (the “Republic”) and the Underwriters (“Underwriting Agreement”). Unless otherwise defined herein, terms used as defined herein shall have the meaning ascribed in the Underwriting Agreement.

We hereby confirm that the following information appearing in the Prospectus Supplement has been furnished by the Underwriters (except for the information in point (c) below, which has been furnished only by HSBC Securities (USA) Inc.) to you for use in the Prospectus Supplement:

(a)          the information with respect to the offering in the second paragraph under the heading “Plan of Distribution” in the Prospectus Supplement; and

(b)         the information titled “Other Relationships” related to the Underwriters’ investment banking, advisory services and ordinary course of business activities in the heading “Plan of Distribution” in the Prospectus Supplement.

C-1

[signature page follows]

[Signature Page to Underwriters’ Blood Letter]

C-2

Very truly yours,

CITIGROUP GLOBAL MARKETS INC.

By:
Name:
Title:

HSBC SECURITIES (USA) INC.

By:
Name:
Title:

ITAU BBA USA SECURITIES, INC.

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Underwriters’ Blood Letter]